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[LOGO]                                                            No. 9707340401
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$2,000,000.00                                                      July 10, 1997

                         TERM WCMA-Registered Trademark- NOTE


FOR VALUE RECEIVED, MEDICAL RESOURCES MANAGEMENT, INC. D/B/A MRM, INC., a corporation organized and existing under the laws of the State of California ("Customer"), hereby promises to pay to the order of MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., a corporation organized and existing under the laws of the State of Delaware ("MLBFS"), in lawful money of the United States, the principal sum of $2,000,000.00, or, if more or less, an amount equal to the sum of the principal balances from time to time outstanding under the "Term Note" and "WCMA Note" included herein, plus accrued and unpaid interest thereon and any other charges hereinafter set forth or payable in accordance with the terms of the Loan Agreement, as follows:

                                     DEFINITIONS

In addition to terms defined elsewhere in this Note, as used herein, the following terms shall have the following meanings:

(i) "Closing Date" shall mean the date of the first advancement of funds hereunder.

(ii) "Conversion Date" shall mean the first to occur of: (i) the date of funding the final advance permitted under the terms of the Loan Agreement, or
(ii) September 30, 1997.

(iii) "Excess Interest" shall mean any amount of interest in excess of the maximum amount of interest permitted to be charged by law.

(iv) "Initial Loan Amount" shall mean an amount equal to the sum of: (a) the amount advanced on the Closing Date on account of the Term Note, and (b) the Maximum WCMA Line of Credit immediately after activation of the WCMA Line of Credit on the Closing Date.

(v) "Interest Rate" shall mean a variable per annum rate equal to the sum of (i) 2.70% per annum, and (ii) the interest rate from time to time published in the "Money Rates" section of THE WALL STREET JOURNAL for 30-day high-grade unsecured notes sold through dealers by major corporations (the "30-Day Commercial Paper Rate"). The Interest Rate will change as of the date of publication in THE WALL STREET JOURNAL of a 30-Day Commercial Paper Rate that is different from that published on the preceding Business Day. In the event that THE WALL STREET JOURNAL shall, for any reason, fail or cease to publish the 30-Day Commercial Paper Rate, MLBFS will choose a reasonably comparable index or source to use as the basis for the Interest Rate.

(vi) "Loan Agreement" shall mean that certain TERM WCMA LOAN AND SECURITY AGREEMENT NO. 9707340401 between Customer and MLBFS, as the same may have been or may hereafter be amended or supplemented.

(vii)    "Note" shall mean this TERM WCMA NOTE.

Capitalized terms used herein and not defined herein shall have the meaning set forth in the Loan Agreement. Without limiting the foregoing, the terms "Additional Agreements", "Bankruptcy Event", "Event of Default" and "WCMA Loan Balance" shall have the respective meanings set forth in the Loan Agreement.

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                                      TERM NOTE


FOR VALUE RECEIVED, Customer hereby promises to pay to the order of MLBFS, in lawful money of the United States, an amount equal to the outstanding principal balance of the term portion of the Term WCMA Loan, as increased from time to time by additional fundings pursuant to the provisions of
Section 2.2 (c) of the Loan Agreement (the "Term Note Balance"); together with interest on the Term Note Balance, from the date of advancement of funds hereunder until payment, at the Interest Rate.

Said indebtedness shall be payable in consecutive monthly installments commencing on the first day of the second calendar month following the Closing Date, and continuing on the first day of each calendar month thereafter until this Note shall be paid in full. Each installment payable prior to the first day of the second calendar month following the Conversion Date shall be in an amount equal to accrued and unpaid interest at the Interest Rate. Commencing on the first day of the second calendar month immediately following the Conversion Date, Customer shall pay 60 consecutive monthly installments, each in an amount equal to the sum of (i) accrued and unpaid interest at the Interest Rate, and (ii) 1/60th of the Initial Loan Amount. Each payment received hereunder shall be applied FIRST to any fees and expenses of MLBFS payable by Customer under the terms of the Loan Agreement, NEXT to any late charges payable hereunder, NEXT to accrued and unpaid interest at the Interest Rate, WITH THE BALANCE applied on account of the unpaid principal hereof. All sums payable hereunder shall be payable at the office of MLBFS at 33 West Monroe Street, Chicago, Illinois 60603, or at such other place or places as the holder hereof may from time to time appoint in writing.

Customer may prepay this Term Note at any time in whole or in part without premium or penalty. Any partial prepayment shall be applied to installments of the Initial Loan Amount in the chronological order such installments become due. Customer shall not have the right to re-borrow amounts prepaid on account of this Term Note.

                                      WCMA NOTE


FOR VALUE RECEIVED, Customer hereby promises to pay to the order of MLBFS, at the times and in the manner set forth in the Loan Agreement, or in such other manner and at such place as MLBFS may hereafter designate in writing, the following: (a) on the WCMA Maturity Date, the then WCMA Loan Balance; and (b) interest at the Interest Rate on the outstanding WCMA Loan Balance, from and including the date on which the initial WCMA Loan is made until the date of payment of all WCMA Loans in full. Interest shall be payable in the manner and on the dates specified in, or determined in accordance with, the Loan Agreement.

                PROVISIONS APPLICABLE TO BOTH TERM NOTE AND WCMA NOTE

Any part of the principal hereof or interest hereon or other sums payable hereunder or under the Loan Agreement not paid within ten (10) days of the applicable due date shall be subject to a late charge equal to the lesser of
(i) 5% of the overdue amount, or (ii) the maximum amount permitted by law. All interest shall be computed on the basis of actual days elapsed over a 360-day year.

This Term WCMA Note constitutes and includes both the "Term Note" and the "WCMA Note" referred to in, and is entitled to all of the benefits of the Loan Agreement. The Loan Agreement is by this reference hereby incorporated as a part hereof.

If Customer shall fail to pay when due any installment or other sum due hereunder, and any such failure shall continue for more than five (5) Business Days after written notice thereof from the holder hereof to Customer, or if any other Event of Default shall occur and be continuing, then at the option of the holder hereof (or, upon the occurrence of any Bankruptcy Event, automatically, without any action on the part of the holder hereof), and in addition to all other rights and remedies available to such holder under the Loan Agreement and otherwise, an amount equal to the sum of the WCMA Loan Balance and the Term Note Balance at such time remaining unpaid, together with all accrued and unpaid interest thereon and all other sums then owing by

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Customer under the Loan Agreement, may be declared to be and thereby become immediately due and payable.

It is expressly understood, however, that nothing contained in the Loan Agreement, any other agreement, instrument or document executed by Customer, or otherwise, shall affect or impair the right, which is unconditional and absolute, of the holder hereof to enforce payment of all sums due under this Term WCMA Note at or after maturity, whether by acceleration or otherwise, or shall affect the obligation of Customer, which is also unconditional and absolute, to pay the sums payable under this Term WCMA Note in accordance with its terms. Except as otherwise expressly set forth herein or in the Loan Agreement, Customer hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor, notice of acceleration, notice of intent to accelerate and all other notices and formalities in connection with this Term WCMA Note.

Wherever possible each provision of this Term WCMA Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Term WCMA Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Term WCMA Note. Notwithstanding any provision to the contrary in this Term WCMA Note, the Loan Agreement or any of the Additional Agreements, no provision of this Term WCMA Note, the Loan Agreement or any of the Additional Agreements shall require the payment or permit the collection of any Excess Interest. If any Excess Interest is provided for, or is adjudicated as being provided for, in this Term WCMA Note, the Loan Agreement or any of the Additional Agreements, then: (a) Customer shall not be obligated to pay any Excess Interest; and (b) any Excess Interest that MLBFS may have received under this Term WCMA Note, the Loan Agreement or any of the Additional Agreements shall, at the option of MLBFS, be: (i) applied as a credit against the then unpaid principal balance of this Term WCMA Note, or accrued and unpaid interest hereon not to exceed the maximum amount permitted by law, or both, (ii) refunded to the payor thereof, or (iii) any combination of the foregoing.

This Term WCMA Note shall be construed in accordance with the laws of the State of Illinois and may be enforced by the holder hereof in any jurisdiction in which the Loan Agreement may be enforced.

IN WITNESS WHEREOF, this Term WCMA Note has been executed by Customer as of the day and year first above written.

MEDICAL RESOURCES MANAGEMENT, INC. D/B/A MRM, INC.

By:
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    Signature (1)          Signature (2)

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    Printed Name           Printed Name

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    Title                  Title


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